EXHIBIT 4.2

              FORM OF UNSECURED SUBORDINATED CONVERTIBLE DEBENTURE
                     (CONVERSION PRICE OF $0.0075 PER SHARE)

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                  UNSECURED SUBORDINATED CONVERTIBLE DEBENTURE
                  --------------------------------------------

$___________                                                     _________, 2001
                                                       New Brunswick, New Jersey

     THE DEBENTURE EVIDENCED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF A REGISTRATION OF THE DEBENTURE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

     FOR VALUE RECEIVED, the undersigned, Xechem International Inc., a Delaware corporation (the "Company"), hereby promises to pay to __________ or his, her or its assigns ("Payee"), at the address shown on the records of the Company, or such other address as the registered owner hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of _______________ and No/100 Dollars ($_________). This Debenture shall be due ("Maturity Date") on the tenth anniversary date hereof. This Unsecured Subordinated Convertible Debenture (the "Debenture") is an unsecured obligation of the Company.

     14.  INTEREST RATE AND TIMING OF INTEREST PAYMENTS.

     a. No interest shall be payable with respect to this Debenture until the Maturity Date. Interest shall be payable on the unpaid principal amount hereof from time to time outstanding at the simple rate of interest of eight percent (8%) per annum. All accrued and unpaid interest shall be due on the Maturity Date.

     b. All interest under this Debenture shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

     c. After an Event of Default, as provided in Paragraph 4 hereof, and until the Default is cured, this Debenture shall bear interest on the unpaid principal amount hereof from time to time outstanding at the rate of ten percent (10%) per annum (the "Default Rate"). Such interest shall be accrued and paid as provided in the preceding clause
          (a).

     d. In no event shall the amount paid or agreed to be paid hereunder (including all interest and the aggregate of any other amounts taken, reserved or charged pursuant to this Debenture or any other document evidencing or securing the loan evidenced hereby, which under applicable law is deemed to constitute interest on the indebtedness evidenced by this Debenture) exceed the highest lawful rate permissible under

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          applicable law; and if under any circumstance whatsoever,  fulfillment of any provision of this Debenture, at the time performance of such provision shall be due, shall involve transcending the limit of
          validity   prescribed  by  applicable  law,  then,  ipso  facto,   the
          obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance, the holder of this Debenture should receive as interest in amount which would exceed the highest lawful rate allowable under law, such amount which would be excessive interest shall be refunded to the Company.

     15. REPAYMENT OF PRINCIPAL. The outstanding principal balance, if any, under this Debenture and all accrued and unpaid interest shall be repaid in full, subject to Paragraph 3 hereof no later than the Maturity Date.

     16. PREPAYMENT. Company reserves the right to repay this Debenture in full or in part without penalty at any time. The Company shall give fifteen
          (15) days notice to Payee of its intention to prepay and Payee shall have the conversion rights set forth in Paragraph 5(b).

     17. EVENTS OF DEFAULT AND REMEDIES. Any one of the following occurrences shall constitute an "Event of Default" under this Debenture:

     a. The failure by the Company to make any payment of principal or interest under this Debenture as and when the same becomes due and payable in accordance with the terms hereof, which failure is not cured within ten (10) days following notice thereof to the Company;

     b. The occurrence of any default under any material provision of this Debenture other than as described in the preceding clause (a) which default is not cured within thirty (30) days following notice thereof to the Company; or

     c. The Company applies for, consents to or acquiesces in the appointment of, a trustee, receiver or other custodian for itself or a substantial part of its property, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or for a substantial part of its property, and is not discharged within thirty (30) days; or another case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of the Company, and if such case or proceeding is not commenced by the Company, it is consented to or acquiesced in by the Company or remains for thirty
          (30) days undismissed; or the Company takes any action to authorize, or in furtherance of, any of the foregoing.

     Upon the occurrence of any Event of Default hereon (i) the entire unpaid principal balance of, and unpaid interest then accrued on, and any other amounts owing under

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or evidenced by this  Debenture  shall,  at the option of the  registered  owner hereof and without notice or demand of any kind to the Company or any other person, immediately become due and payable; and (ii) the registered owner hereof shall have and may exercise any and all rights and remedies available at law or in equity.

     The remedies of the registered owner hereof, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the registered owner hereof, and may be exercised as often as occasion therefore shall arise. No act of omission or commission of the registered owner, including, specifically, the failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the registered owner and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a separate or subsequent event.

     18. CONVERSION. This Debenture shall be convertible into shares of the Company's common stock, par value $.00001 per share ("Common Stock") as follows:

     a. CONVERSION RIGHTS. The registered owner hereof shall be entitled to convert all or any portion of the then outstanding unpaid principal balance and accrued and unpaid interest hereof into fully paid and non-assessable shares of the Common Stock at any time after six months from the date of this Debenture at a price per share which shall not exceed the lesser of (i) $.0075 per share or (ii) 70% of the fair market value of the Common Stock. However, the holder will not be allowed to convert that portion of this Debenture which will result in the holder's total ownership of the Company's Common Stock to be more than five percent (5%) of the then outstanding Common Stock. For purposes of this Paragraph 5(a), fair market value shall mean the average of the mid-point of the closing bid and ask price for the Common Stock over the five trading days preceding any request for conversion by the Payee. After conversion or repayment of all amounts of principal and interest due under the Debentures, the Company shall have no further obligations to the Payee.

     After the Maturity Date, the holder hereof shall have no conversion rights hereunder, without the written consent of the Company, which may be withheld for any reason.

     b. MECHANICS OF CONVERSION. This Debenture may be converted into Common Stock as provided herein by giving written notice to the Company on or before the earlier of the Maturity Date or seven (7) days following receipt of notice of prepayment of this Debenture as set forth in Paragraph 3. Such written notice shall be signed by the registered owner hereof, shall state the amount of the then outstanding principal balance and accrued and unpaid interest which the registered owner seeks to convert

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          into shares of Common Stock,  shall  contain the warranty  required by
          Paragraph 9 hereof, and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than thirty (30) nor more than forty-five (45) days after the date of such written notice, as the date on which such shares will be taken up at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising
          the  conversion  and  shall  otherwise   comply  with  the  terms  and
          conditions of this Debenture. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the shares prior to the issuance thereof, whether pursuant to the provisions of Paragraph 8 hereof or otherwise) the registered owner shall surrender the Debenture as payment for the shares and shall deliver an appropriate certificate or certificates for the Debenture as to which conversion was exercised. If less than all of the principal amount of this Debenture is converted, the Company will, upon such conversion, execute and deliver to the registered owner thereof a new Debenture (dated as of the date hereof) evidencing the principal amount not so exercised.

     The Company shall pay all original issue taxes, if any, with respect to the issue of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The registered owner hereof shall have the rights of a shareholder only with respect to those shares of Common Stock which have been registered in the registered owner's name in the common share register of the Company maintained by the Company's transfer agent upon conversion hereunder.

     In the event this Debenture, or any portion thereof, is converted into Common Stock of the Company, no fractional shares of Common Stock shall be issued. In lieu of any fractional shares to which the registered owner would otherwise be entitled, the Company shall pay cash equal to the amount of the then outstanding principal balance such fractional share represents.

     c. COMBINATION, SUBDIVISION. If outstanding shares of Common Stock shall be subdivided into a greater number of shares thereof, or a dividend in Common Stock shall be paid in respect of Common Stock, the number of shares of Common Stock convertible upon surrender of the Debenture immediately prior to such subdivision or at the record date of the dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date or such dividend, be proportionately increased, and conversely, if outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, the number of shares of Common Stock convertible upon surrender of the Debenture immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced.

     In the event that prior to the Maturity Date, the Company shall engage in any capital reorganization, reclassification of the stock of the Company, consolidation or merger

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of the Company with or without another corporation, or sale or conveyance of all or substantially all of the assets of the Company to another corporation, entity or person, or sale of the issued and outstanding Common Stock to another corporation, entity or person, he Company shall give written notice to the registered owner hereof at least 30 days prior to the projected or anticipated closing of any of the aforedescribed transactions, setting forth in said notice the date that the transaction will be closed or completed. Thereafter, the registered owner hereof shall have the right to convert this Debenture into Common Stock of the Company as provided in this Paragraph 5, if and only if, the registered owner hereof gives written notice to the Company no less than 15 days
prior  to  the   anticipated   closing  or  completion  date  of  the  aforesaid
transaction, and should such notice not be delivered on a timely basis, the conversion rights hereunder shall lapse.

     19. VOTING RIGHTS. No registered owner shall, solely by virtue of ownership of this Debenture, be entitled to any rights whatsoever, of a shareholder of the Company, including but not limited to voting rights. The registered owner shall have only such rights, if any, to which he is entitled by virtue of his ownership of this Debenture.

     20. SUBORDINATION. This Debenture shall be subordinate (a) to all existing and future bank debt of the Company and (b) to any secured financing obtained by the Company, the proceeds of which the Company may use for any purpose. In the event the registered owner hereof has exercised conversion rights hereunder, any Common Stock of the Company so acquired shall be subordinate to all secured and unsecured debt of the Company and to the rights of preferred shareholders of the Company.

     21. PURCHASE FOR INVESTMENT. The Company shall be under no obligation to issue shares of the Company's Common Stock hereunder, unless the person who exercises conversion rights shall warrant to the Company, at the time of such exercise, that such person is acquiring the shares to be issued to such person pursuant to such conversion rights, for investment and not with a view to, or for sale in connection with, the distribution of any such shares; and in such event, the person acquiring such shares shall be bound by the provisions of the following legend or similar legend which shall be endorsed upon the certificate or certificates evidencing the shares issued by the Company pursuant to such exercise:

          "The shares represented by the certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

     22. TRANSFER. The registered owner hereof covenants that this Debenture has been acquired for investment. The Debenture cannot be sold or otherwise transferred by

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          the registered owner or any other person,  including a pledgee, in the absence of a registration of the Debenture under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory of the Company that an exemption from registration is then available. No transfer of the Debenture shall be effective unless the Company is notified of such transfer, and unless such transfer is registered on the records of the Company.

     23. NOTICES. All notices or other communications hereunder to either party shall be in writing and, if mailed, shall be deemed to be given on the second business day after the date when deposited in the United States mail, by registered or certified mail, postage pre-paid, addressed as follows:

     If to Company:                Dr. Ramesh Pandey
                                   Xechem International, Inc.
                                   Building B, Suite 300
                                   New Brunswick, New Jersey  08901

     If to Payee:                  At the address set forth above.

Or to either party at such other address as such party may designate in a written notice to the other party. "Business day" shall mean any day other than a Saturday, Sunday, or any federal or New Jersey holiday.

     24. HEADINGS. The headings of the paragraphs of this Debenture are inserted for convenience only and shall not be deemed to constitute a part hereof.

     25. SEVERABILITY. If any provision of this Debenture or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Debenture and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

     26.  MISCELLANEOUS.

     a. Whenever any payment to be made under this Debenture would be due on a date which is not a business day, the due date therefore shall be extended to the next succeeding business day, and interest shall be payable at the applicable rate during such extension.

     b. This Debenture shall be governed and construed under the laws of the State of Delaware.

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     c.   In the event  either party files suit to enforce its rights under this
          Debenture, the prevailing party in that action shall be entitled to its costs and reasonable attorneys fees.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Debenture as of the date and year first written above.

                                        XECHEM INTERNATIONAL, INC.


                                        By:
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                                            Dr. Ramesh Pandey, President and
                                            Chief Executive Officer